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                                                                    Exhibit 99.9

                          CONSENT OF SCHRODER & CO. INC.



The Board of Directors
Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, MA  02210


Members of the Board:

          We hereby consent to the inclusion of our opinion letter dated April 15, 1998 to the Board of Directors of Harborside Healthcare Corporation, a Delaware Corporation ("Harborside"), as Annex III to the Proxy
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Statement/Prospectus (the "Proxy Statement/Prospectus"), which forms a part of
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the Registration Statement on Form S-4 (the "Registration Statement") of
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Harborside relating to the proposed merger of HH Acquisition Corp., a Delaware corporation, with and into Harborside and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and
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regulations of the Securities and Exchange Commission (the "Commission")
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thereunder, nor do we admit that we are experts with respect to any part of such
Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.


                                 /s/ Schroder & Co. Inc.

                                 SCHRODER & CO. INC.



July 13, 1998